REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM




To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Glendora, California 91740


In planning and performing our audit of the financial statements of 361 Absolute Alpha Fund, 361 LongShort
Equity Fund and 361 Managed Futures Fund the Funds, each
a series of Investment Managers Series Trust, for the year ended October 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board United
States, we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
NSAR, but not for the purpose of expressing an opinion on
the effectiveness of the Funds internal control over financial
reporting.   Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing
and maintaining effective internal control over financial
reporting.   In fulfilling this responsibility, estimates and
judgments by management are required to assess the
expected benefits and related costs of controls.   A
companys internal control over financial reporting is a
process designed to provide reasonable assurance regarding
the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with
generally accepted accounting principles.   A companys
internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.   A material weakness is a
deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.








Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board United States.
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2012.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Investment Managers Series Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.






	TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 26, 2012







To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two